Exhibit 5.1
                                                                     -----------

                [LETTERHEAD OF PRYOR CASHMAN SHERMAN & FLYNN LLP]



                                                   November 24, 2004



eLEC Communications Corp.
75 South Broadway, Suite 302
White Plains, New York  10601


Ladies and Gentlemen:

          We have acted as legal counsel to eLEC Communications Corp, a New York corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended, of 2,025,715 shares (the "Shares") of the Company's common stock, $0.10 par value per share (the "Common Stock"), pursuant to the Company's 1995 Stock Option Plan, as amended (the "Plan").

          We have made such inquiries and examined such documents as we considered necessary for the purposes of this opinion, including the examination of executed or conformed counterparts, or copies certified or otherwise proved to the registrant's satisfaction, of the following:

                    (i) the Certificate of Incorporation of the Company, as amended;

                    (ii)      the Bylaws of the Company, as amended;

                    (iii) the Company's Registration Statement on Form S-8 covering the Shares (the "Registration Statement");

                    (iv)      the Plan; and

                    (v) such other documents, corporate records, certificates and other instruments as we have deemed necessary or appropriate for the purpose of this opinion.

          We have assumed the genuineness and authenticity of all signatures on all original documents, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies and the due authorization, execution, delivery or recordation of all documents where due authorization, execution or recordation are prerequisites to the effectiveness thereof.

          Based upon the foregoing, and having regard for such legal considerations as we deem relevant, we are of the opinion that the shares of Common Stock covered by the Registration Statement have been duly authorized and when issued and sold in accordance with the Plan, will be legally issued, fully paid and nonassessable.

          We consent to the use of this opinion as an exhibit to the Registration Statement.






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          This opinion is furnished in connection with the transactions covered hereby. This opinion may not be relied upon by you for any other purpose, or furnished to, quoted to, or relied upon by any other person, firm or corporation for any purpose, without prior written consent.

                                           Very truly yours,

                                           /s/ PRYOR CASHMAN SHERMAN & FLYNN LLP